EXHIBIT 3.2

TIDEWATER INC.

AMENDED AND RESTATED BYLAWS

(amended and restated through January 14, 2010)

ARTICLE I

OFFICES

The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meetings.   The annual meeting of stockholders for the election of directors and such other business as may properly be brought before the meeting shall be held on such date and at such time and place or places, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting, which date shall be designated no later than 13 months following the preceding annual meeting of stockholders.

Section 2. Notice of Annual Meetings.   Written notice of the place, date and time of the annual meeting shall be delivered or mailed at least ten days prior to the meeting to each stockholder entitled to vote at the annual meeting at such address as appears on the books of the corporation.

Section 3. Stock List.   At least ten days before the annual meeting, the secretary of the corporation shall prepare a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address and number of voting shares held by each stockholder. Such list shall be open for examination by any stockholder for any purpose germane to the meeting at such place or places required by law during ordinary business hours or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 4. Special Meetings.   Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, the certificate of incorporation, or these bylaws, may be called by (i) the chairman of the board of directors or (ii) the chairman of the board of directors or secretary at the request in writing of a majority of the board of directors.

Section 5. Notice of Special Meetings; Postponement.   The secretary shall cause notice of the special meeting to be delivered or mailed to the stockholders entitled to vote at such meeting no later than ten days prior to the special meeting, which notice shall state the place, date, time and business to be conducted at the special meeting. The board of directors may postpone or reschedule any previously called special meeting.

Section 6. Limitation on Business Transacted at Special Meeting.   Business transacted at all special meetings shall be limited to the purposes stated in the notice.

Section 7. Quorum.   The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these bylaws. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, a new notice of the place, date and time of the adjourned meeting shall be given. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. Voting.

(a)        When a quorum is present at a meeting of the stockholders for the election of directors, directors shall be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote on the election of directors. However, if the board of directors determines by resolution that it is no longer in the best interests of the corporation and its stockholders to elect directors by a plurality vote, the board of directors may implement a majority vote rule, as described herein, for the election of directors without further amendment of these bylaws. Any proxy statement delivered to the stockholders in connection with any meeting at which directors are to be elected shall notify the stockholders of the voting protocol to be followed at the meeting. Every matter other than the election of directors shall be decided by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote thereat, unless the matter is one upon which a different vote is required by law, the certificate of incorporation or these bylaws in which case such other requirement shall control the decision of such matter.

(b)        Each holder of common stock represented at a meeting of stockholders shall be entitled to one vote for each share of common stock held of record on all matters on which stockholders generally are entitled to vote.

Section 9. Proxies; Inspectors.

(a)        At any meeting of the stockholders, every stockholder entitled to vote may vote in person or through written proxy or by an electronic, internet or other transmission permitted by law that follows the procedures established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section may be substituted or used in lieu of the original writing or transmission that could be used; provided, however, that the copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission and it must set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. The validity and use of any authorized proxy shall be limited to the meeting for which given.

(b)        The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Before commencing their duties, each inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of inspectors.

Section 10. Advance Notice of Nominations and Proposals of Business.

(a)        Nominations of persons for election to the board of directors and proposals of business to be transacted by the stockholders may be made at an annual meeting of stockholders as (i) specified in the notice of such meeting given by or at the direction of the board of directors (including stockholder proposals included in the proxy materials pursuant to Rule 14a-8 of the Exchange Act), (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a stockholder of record of the corporation, who, at the time notice required by this Section is given, is entitled to vote at the meeting and has complied with the notice procedures set forth in this Section. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose matters or business to be considered (other than business included in the corporation’s notice of meeting and other proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(b)        For a stockholder proposal, other than the nomination of directors, to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a), (i) the stockholder must give timely notice thereof in writing to the secretary of the corporation and (ii) the business or matter covered by the stockholder proposal must be a proper matter for stockholder action under Delaware law. To be timely, the stockholder must submit its notice and proposal to the secretary at the principal executive offices of the corporation not less than 75 days nor more than 100 days prior to the date that is the anniversary of the immediately preceding annual meeting of stockholders of the corporation; provided, however, that if the annual meeting is in fact convened more than 30 days before or after the date that is the anniversary of the immediately preceding annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder, to be timely, must be so received by the secretary of the corporation no later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder notice accompanying the proposal must set forth the following:

(i)        a brief description of the business or matter covered by the proposal;

(ii)        the reasons that the stockholder is submitting the proposal for consideration by the stockholders at the annual meeting; and

(iii)        any material interest in the business or matter covered by the proposal of such stockholder and/or the beneficial owner, if any, on whose behalf the proposal is made.

(c)        For the nomination of directors to be properly considered at an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a), the stockholder must give timely notice of the intention to make such nomination in writing to the secretary of the corporation. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not less than 75 days nor more than 100 days prior to the date that is the anniversary of the immediately preceding annual meeting of stockholders of the corporation; provided, however, that if the annual meeting is convened more than 30 days before or after the date that is the anniversary of the immediately preceding annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received by the secretary not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The stockholder notice accompanying the nomination must set forth, as to each person whom the stockholder proposes to nominate for election or reelection as a director, the following:

(i)        the name, age, business address and residence address of each proposed nominee;

(ii)       the principal occupation or employment of each proposed nominee;

(iii)     the class or series and number of shares of capital stock of the corporation which are owned of record or beneficially by each proposed nominee;

(iv)     a description of all arrangements or understandings between the stockholder giving the notice and/or the beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; and

(v)     any other information relating to each proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

(d)        Stockholder notices for nominations of persons for election to the board of directors and for the proposal of business to be transacted by the stockholders pursuant to clause (iii) of paragraph (a) must also include the following information as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(i)        the name and address of each such party;

(ii)       (A) the class, series, and number of shares of the corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which each such party has a right to vote, directly or indirectly, any shares of any security of the corporation, (D) any short interest in any security of the corporation held by each such party (for purposes of this Section, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(iii)    a representation as to whether the stockholder or the beneficial owner, if any, intends or is a part of a group which intends to deliver a proxy statement and/or form of proxy to, and/or otherwise to solicit proxies from, stockholders in support of such nomination or proposal, and

(iv)    any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

(e)        A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person has been nominated by a stockholder in accordance with clause (c) and (d) of this Section or (ii) the person has been nominated by or at the direction of the board of directors. Only such matters or business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business has been determined to not be in compliance with these bylaws, to declare that such business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(f)        Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the board of directors. The notice of such special meeting shall include the purpose for which the meeting is called.

(g)        For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(h)        Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section. Nothing in this Section shall be deemed to limit or otherwise affect any rights of stockholders to request inclusion of a stockholder proposal in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE III

BOARD OF DIRECTORS AND COMMITTEES

Section 1. Number and Qualifications of Directors.   The number of directors of the corporation shall be not less than five or more than twelve, the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire board of directors. As used in this Article, “entire board of directors” means the total number of directors which the corporation would have if there were no vacancies. No decrease in the board of directors shall shorten the term of any incumbent director. Directors need not be stockholders.

Section 2. Term and Election.   At each annual meeting of stockholders, a board of directors shall be elected by the stockholders to serve for a term of one year. Each director shall serve until the next succeeding annual meeting and the time such director’s successor has been duly elected and shall qualify.

Section 3. Resignation.   Any director may resign at any time upon notice given in writing to the secretary of the corporation. A resignation is effective upon delivery unless the resignation specifies a later effective date.

Section 4. Newly Created Directorships and Vacancies.   Any vacancy on the board of directors that results from an increase in the number of directors may be filled by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring in the board of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Stockholders shall not have the power to fill a vacancy on the board of directors. Any director elected to fill a vacancy shall have a term expiring at the next succeeding annual meeting of stockholders.

Section 5. Powers of Board of Directors.   The property and business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

Section 6. Location of Meetings of Directors.   The directors of the corporation may hold their meetings, both regular and special, either within or without the State of Delaware.

Section 7. Regular Meetings.   Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business, and notice to the newly elected directors of such meeting shall not be necessary in order to legally constitute the meeting so long as a quorum shall be present. Otherwise, regular meetings of the board of directors may be held at such time and place as shall from time to time be determined by the board of directors.

Section 8. Special Meetings.   Special meetings of the board of directors may be called by the chairman of the board of directors, the president, the lead director (if a lead director has been elected by the board) or any majority of the directors then in office. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting of the board of directors.

Section 9. Notice of Meetings of the Board of Directors.   Notice of a regular or special meeting of the board of directors stating the place, date and time of the meeting shall be given to each director by electronic mail or other electronic transmission. The notice of a special meeting of the board of directors shall be given not less than on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Regular and special meetings of the board of directors may be held at any time without notice if all the directors are present or if all those not present waive such notice in accordance with Section 2 of Article V of these bylaws.

Section 10. Quorum.   A majority of the board of directors shall constitute a quorum for the transaction of business at a duly convened meeting and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law, the certificate of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Compensation of Directors.   Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the board of directors. Nothing herein contained shall be construed to preclude any director from being compensated for serving the corporation in any other capacity as an officer, agent, employee, or otherwise.

Section 12. Director Emeritus.   In order to publicly recognize distinguished service to or on behalf of the corporation, one or more directors may, pursuant to a majority vote of stockholders or a majority vote of the board of directors, be elected to serve as director emeritus. Candidates for designation of the title director emeritus shall be selected from among former board members upon retirement or other separation from active service to the corporation. Each director emeritus elected shall be publicly honored by being listed or otherwise identified in the corporations annual report to stockholders for the year in which such election shall occur and thereafter at the pleasure of the board of directors. Each director emeritus shall continue to serve the corporation at the discretion of the board of directors. They shall be entitled to receive notice of and to attend regular meetings of the board of directors but shall not be entitled to vote thereat and shall not be deemed to be a director of the corporation for any purposes whatsoever under any applicable law or under the bylaws of the corporation. Individuals elected to serve as director emeritus shall not receive fees for attending board or committee meetings, but shall receive reimbursement for direct expenses actually incurred by them in attending such meetings.

Section 13. Committees of the Board of Directors.

(a)        The board of directors may, by resolution passed by a majority of the board of directors, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which shall have and may exercise all or a designated portion of the powers of the board of directors in the management of the business and affairs of the corporation to the extent provided in such resolution, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

(b)        No committee of the board of directors not in existence on May 25, 2006 may be created if the powers or responsibilities of such committee would diminish, duplicate, contravene or be otherwise inconsistent with the powers and responsibilities of any committee in existence on such date without the affirmative vote of 80% of the board of directors. Notwithstanding any other provision of these bylaws, this paragraph (b) may not be amended without the affirmative vote of 80% of the board of directors.

(c)        Each committee shall keep regular minutes of their proceedings and report the same to the board of directors when required.

ARTICLE IV

OFFICERS

Section 1. General.   The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, president, one or more vice presidents, secretary, treasurer, and controller. The board of directors may also choose a chairman of the board of directors whose duties shall be fixed by the board of directors from time to time. The chairman of the board of directors and chief executive officer shall be chosen from the members of the board of directors, but none of the other officers need be a member of the board of directors. Should the board of directors choose more than one vice president, it may establish separate classifications of vice presidents and distinguish relative ranking among the classifications so chosen. The board of directors may also choose one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

Section 2. Delegation of Authority.   The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 3. Compensation of Officers.   The salaries of all officers of the corporation shall be fixed by the board of directors or by such persons as the board of directors may designate.

Section 4. Removal. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the entire board of directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors.

Section 5. Chairman of the Board of Directors.   The chairman of the board of directors shall preside at all meetings of the directors and shall be ex officio member of all standing committees. When the chairman of the board of directors is chief executive officer, the board of directors will designate a non-management director as lead director. The lead director shall (i) preside at meetings where the chairman is not present, including executive sessions and sessions where only independent directors are present, (ii) serve as a liaison between the chairman and the independent directors, (iii) have authority to call meetings of the independent directors, provided that notice of any such meeting is given to the chairman, (iv) assist the chairman in setting agendas and schedules for board meetings, (v) recommend to the chairman the retention of outside advisors and consultants reporting to the full board of directors and (vi) perform such other tasks as necessary to complete the foregoing responsibilities.

Section 6. Chief Executive Officer.   The chief executive officer of the corporation shall preside at all meetings of the stockholders, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chief executive officer may, but need not be, the chairman of the board of the corporation.

Section 7. President; Vice Presidents.   The president and then vice presidents, in order of their classification and then in order of seniority within their classification, at the direction of the board of directors, in case of disability of the chief executive officer, or the absence of the chief executive officer from the particular place where the act is to be performed, shall perform the duties and exercise the powers of the chief executive officer, and shall perform such other duties as the board of directors shall prescribe.

Section 8. Secretary; Assistant Secretaries.

(a)        The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall serve. The secretary shall keep in safe custody the seal of the corporation, and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary’s signature or by the signature of the treasurer or an assistant secretary.

(b)        The assistant secretaries in order of their seniority shall, in case of disability of the secretary, or the secretary’s absence from the particular place where the act is to be performed, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors shall prescribe.

Section 9. Treasurer; Assistant Treasurer.

(a)        The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board of directors, or whenever they may require it, an account of all such person’s transactions as treasurer and of the financial condition of the corporation.

(b)        The assistant treasurers shall perform such duties as the board of directors shall prescribe.

Section 10. Controller.   The controller shall be responsible for the development and maintenance of the accounting systems used by the corporation and its subsidiaries. The controller shall be authorized to implement policies and procedures to ensure that the corporation and its subsidiaries maintain internal accounting control systems designed to provide reasonable assurance that the accounting records accurately reflect business transactions and that such transactions are in accordance with management’s authorization. Additionally, the controller shall be responsible for internal and external financial reporting for the corporation and its subsidiaries and shall perform such other duties as the board of directors shall prescribe.

ARTICLE V

NOTICES

Section 1. General.   Whenever by law, the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time it is mailed. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided by law.

Section 2. Waivers.   Whenever any notice is required to be given by law, the certificate of incorporation or these bylaws, a written waiver of any notice, signed by a stockholder or director, or a waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in the waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

STOCK

Section 1. Certificate of Stock.

(a)        The shares of stock of the corporation shall either be represented by certificates or shall be uncertificated. Certificates for the share of stock of the corporation shall be issued only to the extent as may be required by applicable law or as otherwise authorized by the secretary or an assistant secretary, and if so issued shall be in such form as is consistent with the certificate of incorporation and applicable law. Any such certificate shall be signed by, or in the name of the corporation by, the chief executive officer, president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary. Shares of stock of the corporation may also be evidenced by registration in the holder’s name in uncertificated form and represented by an electronic record on the books of the corporation in accordance with a Direct Registration System approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the stock of the corporation may from time to time be traded.

(b)        The designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificates which the corporation issues to represent such class or series of stock; or, in the case of uncertificated stock, shall be contained in a statement furnished by the corporation to each stockholder who so requests, and sent within a reasonable time after the issuance or transfer of the uncertificated stock. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Section 2. Lost or Destroyed Certificates.   The board of directors may direct a new certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such person’s legal representative to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Transfer of Stock.   Except as otherwise provided in the certificate of incorporation of the corporation, shares shall be transferable only on the record of stockholders of the corporation by the holder thereof in person or by attorney upon surrender of the outstanding certificate therefore, or upon compliance with the customary procedures for transferring shares in uncertificated form recorded electronically on a Direct Registration System. Except as otherwise provided in the certificate of incorporation of the corporation, and if the shares of stock of the corporation are represented by certificates, upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to cancel the old certificate and record the transaction upon its books.

Section 4. Record Date.   The board of directors shall fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, or the date of the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid; provided, however, that if no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the board of directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 5. Registered Stockholders.   The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends.   Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Annual Statement.   The board of directors shall present at each annual meeting and when called for by vote of the stockholders at any special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

Section 3. Checks.   All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Section 4. Fiscal Year.   The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 5. Seal.   The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Right to Indemnification.   Each person who was or is involved or is threatened to be involved as a party or otherwise in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director, director emeritus, officer or employee of the corporation or any of its subsidiaries, or is or was serving at the request of the corporation as a director, director emeritus, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that the amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines and, if approved by the corporation, amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and had no reasonable cause to believe his or her conduct was unlawful (the “standard of conduct”); provided, however, that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification and advancement of expenses, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if the proceeding (or part thereof) was authorized by the board of directors of the corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standard of conduct.

Section 2. Right to Advancement of Expenses.   The right to indemnification conferred in Section 1 above shall include the right to be paid by the corporation the reasonable expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in such person’s capacity as a director, director emeritus, officer or employee shall be made only upon delivery to the corporation of an undertaking (an “undertaking”), by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that the indemnitee is not entitled to be indemnified for the expenses under this Section or otherwise. The rights to the advancement of expenses and to indemnification conferred in this Section and Section 1 above shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, director emeritus, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 3. Right of Indemnitee to Bring Suit.   If a claim for indemnification under Section 1 above is not paid in full by the corporation within 180 days after a written claim has been received by the corporation, except that such 180 day period may be extended for a reasonable time, not to exceed an additional 90 days, if the corporation in good faith requires such additional time for making a determination, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim to the fullest extent permitted by law. In the case of a claim for an advancement of expenses, the applicable period shall be 30 days after a written claim has been received by the corporation. If successful in whole or in part in any such suit, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met the applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to the suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

Section 4. Non-Exclusivity of Rights.   The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any law, the certificate of incorporation, these bylaws, an agreement, a vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance.   The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify the person against the expense, liability or loss under the Delaware General Corporation Law.

ARTICLE IX

AMENDMENTS

Section 1. General.   These bylaws may be altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting or any special meeting of the board of directors if notice of the proposed alteration or repeal be contained in the notice of such special meeting.

Section 2. Certain Provisions.   Notwithstanding any other provisions of these bylaws (including Section 1 of this Article) or the certificate of incorporation, the adoption by stockholders of any alteration, amendment, change, addition to or repeal of all or any part of Sections 1, 2 or 4 of Article III or this Section of these bylaws, or the adoption by stockholders of any other provision of these bylaws which is inconsistent with or in addition to such Sections of these bylaws, shall require the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding stock of the corporation entitled to vote in the election of directors, considered for purposes of this Section as one class.